Exhibit 99.1

Double Canyon to Build New Winemaking Facility

New Winery Will Enable Focus on Quality and Growth

For Washington Wine Brand

PROSSER, Wash. (July 7, 2016) – Double Canyon, a wine brand focused on producing Cabernet Sauvignon from Washington’s Horse Heaven Hills appellation, is pleased to announce that it will soon break ground on a new winemaking facility in West Richland, Washington.  Within a year, Double Canyon will transition all winemaking activities in-house to focus on the production of wines that reflect this unique region.

“We are committed to making best-in-class Washington Cabernet, anchored by our estate vineyard in the Horse Heaven Hills.   The construction of this new winemaking facility will allow us to control all aspects of winemaking,” said Will Beightol, General Manager and Winegrower for Double Canyon.

Double Canyon will break ground in mid-August for the new 47,000-square-foot West Richland facility.  Anticipated to be complete by August 2017, the initial production capacity will be approximately 50,000 cases, with the opportunity to grow significantly further.  In addition to being situated close to Horse Heaven Hills, the winemaking facility is central to amenities of the greater Tri Cities area and near Washington State University’s new wine research facility.

“Crimson Wine Group is committed to developing our Northwest wine portfolio,” said Crimson Wine Group President and CEO Patrick DeLong.  “Having our own winery  will allow an even higher focus on quality and provide a footprint for growth in Washington State.”

Named for the two ravines that run through it, Double Canyon Vineyard was established in 2007 with the goal of creating high quality wines to express the unique character of the Horse Heaven Hills.   The Estates Wine Room, an urban tasting room located in Seattle’s historic Pioneer Square, opened in December of 2015.   The venue features Double Canyon wines alongside brands from Crimson’s other Northwest properties—Archery Summit (Willamette Valley, Oregon) and Seven Hills Winery (Walla Walla, Washington).

For more information regarding Double Canyon, visit www.doublecanyon.com.  For questions regarding the website or online sales, please contact website@doublecanyon.com or 800.711.0044.

About Double Canyon

Established in 2007, Double Canyon Vineyard resides in the heart of the award-winning Horse Heaven Hills region in Washington State.  With a focus on Cabernet Sauvignon, Double Canyon produces wines that express the unique terroir of this distinctive, windswept desert region.  For more information, visit www.doublecanyon.com.

About Crimson Wine Group

Based in the Napa Valley, Crimson Wine Group specializes in handcrafted, estate-grown wines originating from the highest quality winegrowing regions in the United States.  Crimson owns and manages over 895 acres of vineyard land across six distinct regions.  Crimson’s diverse collection of luxury domestic estates and wine brands includes Pine Ridge Vineyards (Napa, Calif.), Seghesio Family Vineyards (Healdsburg, Calif.), Archery Summit (Dayton, Ore.), Chamisal Vineyards (San Luis Obispo, Calif.), Double Canyon (Prosser, Wash.), and Seven Hills Winery (Walla Walla, Wash.).  For more information, please visit www.crimsonwinegroup.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations that are not historical facts. These matters are subject to risks and uncertainties that could cause actual events and results to differ materially from those projected, anticipated or implied. Crimson is subject to additional risks and uncertainties as described in Crimson's registration statement on Form 10, as amended and exhibits thereto as filed with the Securities and Exchange Commission. Except to the extent required by applicable law, Crimson undertakes no obligation to update or revise any forward-looking statement.

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Media contacts: Casey Shaughnessy, Lauren Jennings, Carly Sperling and Kira Cooper at Glodow Nead Communications, 415.394.6500 or CrimsonPR@GlodowNead.com.